UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 15, 2016

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification
No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,

including zip code)

voice: (713) 353-9400

fax: (713) 353-9421

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On August 15, 2016, Hyperdynamics Corporation (the “Company”), through its wholly owned subsidiary, SCS Corporation Ltd. (“SCS”), entered into a Settlement and Release Agreement (“Settlement and Release”) with Tullow Guinea Ltd. (“Tullow”) and Dana Petroleum (E&P) Ltd. (“Dana”) with respect to their previously disclosed dispute in arbitration (American Arbitration Association, Case No: 01-16-0000-0679, styled SCS Corporation Ltd v. Tullow Guinea Ltd. and Dana Petroleum (E&P) Ltd.). Under the Settlement and Release, SCS released all claims against Tullow and Dana and Tullow and Dana (i) issued to the Government of Guinea a notice of withdrawal from the Guinea Concession and Production Sharing Contract (“the PSC”) effective immediately, (ii) transferred their interest in the long lead items previously purchased by the Consortium for $8.1 MM in preparation for the drilling of the Fatala well, and agreed to pay net cash of $686,570 to SCS. SCS has also agreed to pay Dana a success fee based upon the certified reserves of the Fatala well if it results in a discovery.

The foregoing is intended to be only a summary of the material terms of the Settlement and Release, does not purport to be a complete description of the Settlement and Release and is qualified in its entirety by reference to the Agreement attached as Exhibit 10.23 to this Current Report on Form 8-K.

Item 8.01                                           Other Events.

On August 17, 2016, the Company issued a press release disclosing that it had entered into the Settlement and Release and that it had sought a one-year extension of the Guinea Concession to September 22, 2017.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 10.23	Settlement and Release Agreement dated as of August 15, 2016, between Hyperdynamics Corporation

Exhibit 99.1	Press Release dated as August 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	August 17, 2016	By:	/s/ RAY LEONARD
		Name:	Ray Leonard
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.23	Settlement and Release Agreement dated as of August 15, 2016, between Hyperdynamics Corporation

Exhibit 99.1	Press Release dated as August 17, 2016